Exhibit 10.4

CONTRIBUTION AGREEMENT

by and among

GMH Communities, LP,

a Delaware limited partnership,

Gary M. Holloway, Sr.,

Bruce F. Robinson,

Joseph M. Coyle,

Robert DiGiuseppe,

and

Denise Hubley

Dated as of March 22, 2005

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”) is entered into and shall be effective as of this 22nd day of March, 2005 (“Effective Date”), by and among GMH Communities, LP, a Delaware limited partnership (the “Acquiror” or “GMH Communities”), Gary M. Holloway, Sr. (“Gary”), Bruce F. Robinson (“Bruce”), Joseph M. Coyle (“Joseph”), Robert DiGiuseppe (“Robert”) and Denise Hubley (“Denise”).  Gary, Bruce, Joseph, Robert and Denise are sometimes collectively referred herein as the “Contributors” and each individually as a “Contributor.”

Background

A.  Each Contributor is the owner of limited partnership interests in W9/JP-M Real Estate Limited Partnership, a Delaware limited partnership (the “Acquired Partnership”), in the percentage amount set forth on Exhibit A attached hereto.  The partnership interest of each Contributor in the Acquired Partnership shall be referred to herein as an “LP Interest” and collectively as the “LP Interests.”

B.  Acquiror is the operating partnership of the REIT (as hereinafter defined).

C.  Each Contributor, as part of an integrated transaction involving various other partners of the Acquired Partnership, wishes to contribute his or her LP Interest to Acquiror, and Acquiror wishes to accept such LP Interest in accordance with the terms and conditions set forth in this Agreement.  The various other partners of the Acquired Partnership intend to transfer their respective partnership interests in the Acquired Partnership to Acquiror for cash in accordance with the terms and condition of a separate agreement entitled Agreement for Sale of Partnership Interests dated as of the Effective Date.

Agreement

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

1.                                      Definitions; Usage.

(a)  In addition to the terms defined in the introductory paragraph and Background section of this Agreement, the initially capitalized terms set forth below shall have the following meanings:

(i)                                     “Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

(ii)                                  “Affiliate” shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director or partner of such Person, or (iv) if such Person is an officer, director or partner, any other company for which such Person acts in any such capacity.

(iii)                               “Claim” means any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries and damages.

(iv)                              “Closing” means the consummation of the transactions contemplated by this Agreement.

(v)                                 “Closing Date” means March 22, 2005.

(vi)                              “Closing Documents” shall mean all the documents to be executed and delivered by the parties at Closing.

(vii)                           “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(viii)                        “Common Shares” means the common shares of beneficial interest of the REIT, $0.001 par value (or such other common shares of beneficial interest of the REIT that are then currently traded on a national securities exchange).

(ix)                                “Contribution Consideration” has the meaning set forth in Section 3(a).

(x)                                   “Informational Materials” has the meaning set forth in Section 5(a).

(xi)                                “Knowledge” shall mean the actual, conscious (and not implied or constructive) knowledge on the Effective Date and on the Closing Date, as applicable, without investigation or inquiry.

(xii)                             “Non-Recognition Code Provisions” has the meaning set forth in Section 7(a)(i).

(xiii)                          “Non-Taxable Disposition Period” shall mean the five (5) year period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, as such period may be sooner terminated in accordance with Section 7.

(xiv)                         “OP Unit” means a unit of limited partnership interest in GMH Communities.

(xv)                            “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of GMH Communities, LP, dated as of November 2, 2004.

(xvi)                         “Person” shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity and any governmental authority, agency or body.

(xvii)                      “Property” shall mean Nittany Crossing Apartments, a legal description of which is attached to this Agreement as Exhibit B.

(xiii)                          “REIT” means GMH Communities Trust, a Maryland real estate investment trust. The REIT controls the sole general partner of GMH Communities, and all references in this Agreement to the “REIT GP” means such sole general partner.

(xix)                           “SEC” means the Securities and Exchange Commission.

(xx)                              “Securities Act” means the Securities Act of 1933, as amended.

(xxi)                           “Tax-Related Event” has the meaning set forth in Section 7(b)(i).

(xxii)                        “Tax-Related Notice” has the meaning set forth in Section 7(b)(i).

(b)  References to this “Agreement” shall mean this Agreement, including all amendments, modifications and supplements hereto and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified, restated or supplemented, and not to any particular article, section, subsection or clause contained in this Agreement. The words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.” Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter gender. The captions of the sections of this Agreement are for convenience only and have no meaning with respect to this Agreement or the rights or obligations of the parties hereto.

2.                                      Contribution of Contributor Assets.  Subject to the terms and conditions hereof, each Contributor shall contribute and convey to Acquiror or its designee, and Acquiror agrees to accept or cause its designee to accept from each Contributor, all of such Contributor’s right, title and interest in and to his or her LP Interest.

3.                                  Contribution Consideration.

(a)  In consideration of the contribution of the LP Interests by each Contributor, Acquiror at the Closing shall issue a number of OP Units to each Contributor equal to the cash value of the LP Interests of such Contributor as contributed to the Acquiror; provided that the OP Units shall be valued based on the average of the closing price of the Common Shares as reported on the New York Stock Exchange during the period of the most recent ten (10) trading days, ending on the last trading day before the Closing Date.  Such consideration shall be referred to in this Agreement as the “Contribution Consideration.”  If the determination of the Contribution

Consideration results in a fractional number of OP Units to be delivered to each Contributor, Acquiror shall round that fraction up to the nearest whole number of OP Units.

(b)  The OP Units shall be redeemable for Common Shares or cash (or a combination thereof) in accordance with the procedures described in the Partnership Agreement. Each Contributor acknowledges that the OP Units will not be certificated and that, therefore, the issuance of the OP Units shall be evidenced by a Schedule of Partners to be attached to the Partnership Agreement, as such schedule may be updated from time to time by Acquiror in accordance with the terms of the Partnership Agreement.  Each Contributor shall be admitted to Acquiror as a limited partner of Acquiror upon execution of such documents as are required to be executed by new limited partners under the terms of the Partnership Agreement, and upon the approval of the admission of each Contributor as a new limited partner by the REIT GP.

4.                                      Federal Income Tax Treatment.  Contributors and Acquiror hereby agree that the contribution of the LP Interests by each Contributor to Acquiror in return for OP Units under the terms and conditions of this Agreement shall be treated as a nonrecognition transaction under Section 721(a) of the Code for Federal income tax purposes and reported consistently therewith for tax and financial accounting purposes unless otherwise required by applicable law.

5.                                      OP Units.

(a)  Each Contributor hereby acknowledges and agrees that the ownership of OP Units by him or her and his or her rights and obligations as a limited partner of Acquiror (including the right to transfer, encumber, pledge and exchange OP Units) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in the Partnership Agreement.  Each Contributor acknowledges that Acquiror made available to him or her, and he or she has reviewed, prior to the date hereof, (i) the Partnership Agreement and (ii) the charter documents and bylaws of the REIT (all such materials, collectively, the “Informational Materials”), and he or she has otherwise had an opportunity to conduct a due diligence review of the affairs of Acquiror and the REIT and he or she has been afforded the opportunity to ask questions of, and receive additional information from, representatives of Acquiror and the REIT regarding the business, operations, conditions (financial or otherwise) and the current prospects of Acquiror and the REIT.

(b)  Each Contributor may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the OP Units delivered to him or her in strict compliance with the Partnership Agreement, the charter documents of the REIT, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws and the rules of the New York Stock Exchange, in each case as may be applicable.

(c)  This Section 5 shall survive the Closing.

6.                                      Conditions Precedent

(a)  Contributor’s Conditions Precedent.  The performance by each Contributor of his or her agreements and obligations under this Agreement, including without limitation the obligation to complete Closing, is conditioned upon the satisfaction (or such Contributor’s written waiver) on or prior to the Closing Date of all of the following conditions:

(i)                                   Acquiror’s Representations and Warranties.  The representations and warranties of Acquiror herein contained shall be true and correct in all material respects on the Effective Date and on the Closing Date as though made on such date.

(ii)                                Acquiror’s Performance.  Acquiror shall have performed, observed and complied with all agreements and obligations required by this Agreement to be performed, observed and complied with on its part hereunder, including without limitation delivery of those items required to be delivered by Acquiror pursuant to Section 11.

(b)  Acquiror’s Conditions Precedent.  The performance by Acquiror of all of its agreements and obligations under this Agreement, including without limitation the obligation to complete Closing, is conditioned upon the satisfaction (or Acquiror’s written waiver) on or prior to the Closing Date of all of the following conditions:

(i)                                   Contributors’ Representations and Warranties.  The representations and warranties of each Contributor herein contained shall be true and correct in all material respects on the Effective Date and on the Closing Date.

(ii)                                  Contributor’s Performance.  Each Contributor shall have performed, observed and complied with all agreements and obligations required by this Agreement to be performed, observed and complied with hereunder, including without limitation delivery of those items required to be delivered by each Contributor pursuant to Section 11.

(iii)                               Execution of Partnership Agreement.  Each Contributor shall have executed such documents as may be necessary to admit such Contributor as a limited partner to Acquiror under the terms of the Partnership Agreement.

(c)                                  Failure of a Condition Precedent.  In the event that on or prior to the Closing Date any of the foregoing conditions precedent cannot be satisfied on the Closing Date and any Contributor or Acquiror, as the case may be, is not willing to give a written waiver of such condition precedent, then any Contributor or Acquiror shall have the right to terminate this Agreement upon written notice of such failure, and this Agreement shall be deemed terminated without any further act of deed of any party.

7.                                      Partnership Liabilities and Sales of Real Property

(a)                                  Disposition Obligations.  Subject to this Section 7(a), during the Non-Taxable Disposition Period, Acquiror shall:

(i)                                     Use its good faith, reasonable and diligent efforts to cause any sale or other voluntary disposition of the LP Interests (and all assets received in exchange for such LP Interests in which Acquiror has an adjusted tax basis substituted from that of such LP Interests) to qualify for non-recognition of gain under the Code (for example, by means of exchanges contemplated under Code Sections 351, 354, 355, 368, 721, 1031 (but only if there is no “boot”) or 1033), in the manner the Code provides from time to time (the “Non-Recognition Code Provisions”); provided, however, that if Acquiror is unable, after using its good faith, reasonable and diligent efforts, to structure any such sale or other disposition in a manner that qualifies for non-recognition under the Code, then Acquiror shall be free in its sole and absolute discretion, without any liability whatsoever hereunder or otherwise to any Contributor, to cause any sale or other voluntary disposition of the LP Interests (and all assets received in exchange for such LP Interests in which Acquiror has an adjusted tax basis substituted from that of such LP Interests) in a manner that does not qualify for non-recognition of gain under the Code;

(ii)                                Cause the Acquired Partnership, by virtue of its rights as a limited partner (if any) to consent to any sale or transfer of the Property by the Acquired Partnership contained in the limited partnership agreement of the Acquired Partnership, to use its good faith, reasonable and diligent efforts in any sale or other voluntary disposition (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of the Property (and all assets received in exchange for such Property in which the Acquired Partnership has an adjusted tax basis substituted from that of such Property) to qualify for non-recognition of gain under the Non-Recognition Code Provisions; provided, however, that if the Acquired Partnership is unable, after using its good faith, reasonable and diligent efforts, to structure any such sale or other disposition in a manner that qualifies for non-recognition of gain under the Non-Recognition Code Provisions, then Acquiror’s obligations hereunder shall cease in respect of the sale or other voluntary disposition of the Property (and all assets received in exchange for such Property in which the Acquired Partnership has an adjusted tax basis substituted for that of such Property) by the Acquired Partnership without any liability whatsoever hereunder or otherwise to any Contributor;

(iii)                               Use its good faith, reasonable and diligent efforts to avoid a distribution of property that would cause Gary to recognize income or gain in excess of $250,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737, provided, further, that, if Acquiror is unable, after using its good faith, reasonable and diligent efforts, to structure any disposition of property in a manner that will not cause Gary to recognize income or gain in excess of $250,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737, then Acquiror shall be free in its sole and absolute discretion, without any liability whatsoever hereunder or otherwise to Gary, to complete the disposition of property in a manner that will cause Gary to recognize income or gain in excess of $250,000 pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737;

(iv)                              As long as Gary remains as a partner of Acquiror, Acquiror agrees to utilize the “traditional method,” without curative allocations (as contemplated for in the Partnership Agreement), of allocating gain and depreciation under Code Section 704(c) for the LP Interests or Property, if applicable.

In all events, the Non-Taxable Disposition Period shall terminate, and the provisions of this Section 7 only shall automatically be rendered null and void and shall be of no further force or effect, as of the occurrence of an amendment or other material revision to Code Section 1031 or the Treasury Regulations promulgated thereunder, which amendment or revision materially and, with respect to the REIT and Acquiror, adversely alters the tax-treatment of “like-kind” exchanges of real estate pursuant to such provisions.

(b)                                 Notice of Certain Transactions.  In the event, on or before the expiration of the Non-Taxable Disposition Period, Acquiror expects any of the following (each, a “Tax-Related Event”) to occur: (A) a post-Closing sale of the Property by the Acquired Partnership; (B) an attempt by Acquiror to effect a transfer of LP Interests as permitted by Section 7(a)(i) above; or (C) an attempt by the Acquired Partnership to effect a transfer of the Property as permitted in Section 7(a)(ii) above, but the terms of Section 1031 of the Code or the regulations promulgated thereunder have changed such that the mechanics for implementing a tax-deferred exchange of real estate are materially and adversely altered (whether with respect to the timing required to identify and close upon an exchange property or otherwise) from those mechanics in place as of the Effective Date, and, in any case, provided that the obligations of Acquiror under Section 7 shall not have otherwise terminated by the terms of such Section, then Acquiror shall give written notice of such Tax-Related Event (a “Tax-Related Notice”) to each Contributor as soon as practicable after the occurrence of such event becomes reasonably likely, or, if later, on the date on which Acquiror is, in the reasonable judgment of its securities counsel, legally permitted, under applicable federal and state securities laws and regulations, and the rules and regulations of the New York Stock Exchange, to disseminate such Tax-Related Notice to each Contributor.

(c)                                  The provisions of this Section 7 shall survive the Closing.

8.                                      Representations and Warranties of Contributor.  In order to induce Acquiror to enter into this Agreement and to complete the Closing, each Contributor represents and warrants to Acquiror as follows:

(a)                                Accredited Investor; Experience.  Contributor is an Accredited Investor.  Contributor has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the OP Units and entering into this Agreement.  Except for the representations and warranties of Acquiror expressly set forth in this Agreement, Contributor is relying on its own investigations and assessments in entering into this Agreement.

(b)                               Litigation and Other Proceedings.  There is no existing or, to the Knowledge of Contributor, threatened legal action of any kind involving Contributor which would interfere with the ability of Contributor to consummate the transactions contemplated by this Agreement.

(c)                                Undisclosed Liabilities.  To the Knowledge of Contributor, Contributor does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, that could adversely affect the transactions contemplated hereby.

(d)                               Interests.  Contributor is the exclusive and equitable owner of, and has good title to the LP Interest, free and clear of any claims, liens, encumbrances, pledges or security interests.  There are not outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to his or her ownership of the LP Interest.

(e)                                  OP Units.  The OP Units are being acquired by Contributor with the present intention of holding such OP Units for purposes of investment, and not with a view towards sale or any other distribution.  Contributor recognizes that he or she may be required to bear the economic risk of an investment in the OP Units for an indefinite period of time.  Contributor has been furnished with the Informational Materials and has read and reviewed such materials and understands the contents thereof.  Contributor been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the OP Units and the business, operations, conditions (financial and otherwise) and current prospects of Acquiror and the REIT.  Contributor has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the OP Units.

9.                                      Representations and Warranties of Acquiror.  In order to induce each Contributor to enter into this Agreement and to complete the Closing, Acquiror represents and warrants to the Contributor as follows:

(a)                                  Organization; Experience.  Acquiror is a limited partnership, validly existing and in good standing under the laws of Delaware with full power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it. Acquiror has made all necessary filings relating to its existence and doing business and is qualified to do business in those jurisdictions in which it is required by law to be so qualified, and it neither maintains nor conducts business in any other state. Acquiror is a sophisticated and experienced real estate investor fully capable of assessing the risks and rewards of entering into this Agreement.  Except for the representations and warranties of each Contributor expressly set forth in this Agreement, Acquiror is relying on its own investigations and assessments in entering into this Agreement.

(b)                               Due Authorization and Execution.  This Agreement has been duly authorized, executed and delivered by Acquiror, and all consents and approvals required under the governing documents of Acquiror or any entity holding an interest in Acquiror necessary for Acquiror to enter into and perform its obligations under this Agreement have been obtained.  No consent, approval or waiver of any other third party is required for the consummation of the transactions contemplated by this Agreement.

(c)                                Undisclosed Liabilities.  To the Knowledge of Acquiror, Acquiror does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, that could materially adversely affect the transactions contemplated hereby.

(d)                               Litigation and Other Proceedings.  There is no existing or, to the Knowledge of Acquiror, threatened legal action of any kind involving Acquiror which would interfere with the ability of Acquiror to consummate the transactions contemplated by this Agreement.

10.                               Indemnities

(a)                                Contributor’s Indemnities.  Provided Closing takes place, each Contributor shall, severally not jointly, indemnify, protect and hold harmless Acquiror against any Claim arising in connection with any (a) breach or inaccuracy of any representation or warranty made by him or her, provided that with respect to a breach or inaccuracy of any representation or warranty Acquiror shall have given notice of such breach or inaccuracy within six (6) months following the Closing Date to such Contributor, and (b) failure by such Contributor in any material respect to observe or perform when due any agreement or obligation contained herein or in any Closing Document, provided notice of a Claim is provided to such Contributor within six (6) months following (i) the Closing, or (ii) the date on which Acquiror first acquires Knowledge of a Claim if the Claim relates to an agreement or obligation that survives the Closing.

(b)                               Acquiror’s Indemnities.

(i)                                   Provided Closing takes place, Acquiror shall indemnify, protect and hold harmless each Contributor against any Claim suffered or incurred by such Contributor in connection with any (a) breach or inaccuracy of any representation or warranty of Acquiror contained herein, provided that with respect to a breach or inaccuracy of any representation or warranty Contributor shall have given notice of such breach or inaccuracy within six (6) months following the Closing Date to Acquiror, or (b) failure by Acquiror to observe or perform when due any agreement or obligation contained herein or in any Closing Document, provided notice of a Claim is provided to Acquiror within six (6) months following (i) the Closing, or (ii) the date on which such Contributor first acquires Knowledge of a Claim if the Claim relates to an agreement or obligation that survives the Closing.  Notwithstanding the foregoing, Acquiror shall have no indemnification obligation with respect to Sections 7(a)(i), 7(a)(ii) and 7(a)(iv) of this Agreement.

(c)                                  Survival.  This Section 10 shall survive Closing.

11.                               Closing

(a)                                  Closing Date.  The Closing shall be held on the Closing Date at a time and place as directed by Acquiror upon notice to each Contributor given at least one (1) business day prior to the date of Closing.

(b)                                 Closing Documents.

(i)                                   At Closing, each Contributor shall deliver and, as applicable, execute the following:

(1)  a duly executed assignment and assumption agreement and conveyance document to Acquiror, reasonably acceptable to Acquiror, in respect of the LP Interests;

(2)  to the extent that such Contributor is not already a limited partner of the Acquiror, a duly executed counterpart signature page to the Partnership Agreement as provided by Acquiror; and

(3)  such certificates, disclosures and reports as are reasonably required by applicable state and local law in connection with the contribution of the LP Interests or by Acquiror to effectuate the transactions contemplated hereby.

(ii)                                  At Closing, Acquiror shall deliver and, as applicable, execute the following:

(1)  a duly executed assignment and assumption agreement and conveyance document from each Contributor to Acquiror, reasonably acceptable to Acquiror, in respect of the LP Interests; and

(2)  such certificates, disclosures and reports as are reasonably required by applicable state and local law in connection with the contribution of the LP Interests or by any Contributor to effectuate the transactions contemplated hereby.

(c)                                  Taxes.  Each party shall bear the cost of its own sales, partnership, transfer or other taxes which may be due in connection with this Agreement.

12.                               Default

(a)                                  Acquiror’s Default.  If a Contributor complies with all of his or her obligations under this Agreement, and at the time of Closing Acquiror defaults in its obligation to complete such Closing hereunder, then such Contributor shall have, as his or her sole and exclusive remedy, the right to terminate this Agreement. Upon such termination, Acquiror shall reimburse each Contributor for all of such Contributor’s actual, reasonable out-of-pocket costs incurred with the negotiation and performance of this Agreement, and each of the Contributors and Acquiror shall be released from all further liability and obligations hereunder.  Each Contributor acknowledges that his or her right to terminate this Agreement and recover his or her out-of-pocket costs shall be the sole remedy available to him or her in the event of any default by Acquiror hereunder, and each Contributor hereby waives any and all other rights and remedies.

(b)                                 Contributor’s Default.  If a Contributor defaults in the observance or performance of any of his or her agreements or obligations hereunder, Acquiror shall have, in addition to all other rights and remedies available at law or in equity, the right of specific performance of this Agreement.

13.                             Brokers.  Each Contributor and Acquiror represent and warrant to each other that he, she or it has not engaged, hired or utilized any parties or persons that are due an agent’s, broker’s or finder’s fee in connection with this transaction, and each of the Contributors and Acquiror shall defend, indemnify and save each other harmless from all Claims with respect to such fees and commissions. This Section shall survive Closing.

14.                             Notices.  Any notices, requests, claims, demand and other communications required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides to the sender a delivery receipt or (d) by legible facsimile (followed by hard copy delivered in accordance with preceding subsections (a)-(c)). Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Such notices shall be addressed as follows:

Contributors:

Gary M. Holloway, Sr.

c/o GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

Fax: 610-355-8001

Bruce F. Robinson

c/o GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

Fax: 610-355-8001

Joseph M. Coyle

c/o GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

Fax: 610-355-8001

Robert DiGiuseppe

c/o GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

Fax: 610-355-8001

Denise Hubley

c/o GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

Fax: 610-355-8001

Acquiror:

GMH Communities, LP

10 Campus Boulevard

Newtown Square, PA 19073

Attention: Joseph M. Macchione

Fax: 610-355-8480

or to such other address as any party may from time to time specify in writing to the other parties.

15.                               Miscellaneous

(a)                                  Confidentiality of Informational Materials.  Each Contributor acknowledges and agrees that the REIT is subject to the reporting requirements set forth under the Securities Exchange Act of 1934, as amended.  Except as otherwise required by law and except to the extent any such material or information is already publicly available, each Contributor shall keep confidential the transactions contemplated by this Agreement; provided however, a Contributor may disclose such materials to its attorneys, accountants or other advisors in connection with this Agreement. Furthermore, each Contributor hereby acknowledges that Acquiror and the REIT shall have the right to disclose the terms and conditions of this Agreement by describing same in any and all necessary filings with the SEC.

(b)                                 Entire Agreement.  This Agreement sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous discussions, letters of intent, agreements, representations, warranties and conditions. This Agreement contains all representations, warranties and covenants made by each Contributor and Acquiror, and constitutes the entire understanding between the parties hereto, with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties relating to the subject matter hereof are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement.

(c)                                  Amendments.  This Agreement may be amended or modified only by a written instrument signed by each Contributor and Acquiror.

(d)                                 Time.  Time is of the essence in the performance of each of the parties’ respective agreements and obligations contained herein.

(e)                                  Closing Costs.  Except in connection with a default hereunder, each party to this Agreement shall bear the costs and expenses incurred by it, including fees of its accountants and attorneys, in connection with this Agreement and the transaction contemplated hereunder.

(f)                                  Attorneys’ Fees.  If any party hereto fails to perform any of his, her or its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys’ fees and disbursements.

(g)                               Governing Law.  This Agreement and all issues arising hereunder shall be governed by the laws of the State of Delaware, regardless of the conflicts of laws principles thereof.

(h)                               Waiver of Trial by Jury.  EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

(i)                                     Successors and Assigns; No Third-Party Beneficiary.  The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  No party hereto shall have any right to assign or otherwise transfer this Agreement or its rights hereunder without the prior written consent of the other parties hereto; provided, however, that Acquiror shall at all times have the right to designate an Affiliate to acquire from a Contributor his or her LP Interest. The provisions of this Agreement are not intended to benefit any Person who is not a party to this Agreement.

(j)                                     Severability.  If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(k)                                Drafts Not an Offer to Enter into a Legally Binding Contract.  The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the LP Interests.  The parties shall be legally bound with respect to the assignment and acceptance of the LP Interests pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and each Contributor and Acquiror have fully executed and delivered to each other a counterpart of this Agreement.

(l)                                     Survival.  Notwithstanding any presumption to the contrary, all agreements, covenants and conditions contained in this Agreement which, by their nature, impliedly or expressly involve observance or performance in any respect after the Closing, or which cannot be ascertained to have been fully observed or performed until after Closing, and all representations and warranties of each Contributor and Acquiror contained in this Agreement (but only for a period of six (6) months), shall survive Closing and shall not merge with any Closing Document.

(m)                               Joint Undertaking.  In addition to the obligations expressly required to be performed hereunder by each Contributor and Acquiror, each party agrees to cooperate with the other and to perform such other acts and to execute, acknowledge and deliver, before and after the Closing, such other instruments, documents and materials as a party may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby; provided that no such other instrument, document or material shall either extend or enlarge the obligations of the non-requesting party beyond the express undertakings of this

Agreement or shall require or could require the non-requesting party to make any payment or expend any funds which are not expressly provided for herein.

(n)                                 Counterparts; Facsimile Signatures.  The parties may execute this Agreement in one or more counterparts, all of which shall be considered one and the same document. The parties may also execute this Agreement by the facsimile exchange of executed signature pages.

(o)                                 Limitation of Liability.  No party shall have any recourse against any past, present or future trustee, shareholder, partner, member, officer or employee of the other or any of the other’s Affiliates for any obligation of such party under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each party on its own behalf and on behalf of all parties claiming by, through or under it.

[Remainder of Page Intentionally Left Blank; Signatures Set Forth on the Following Page]

In witness whereof, the parties hereto have entered into this Agreement as of the Effective Date.

CONTRIBUTOR:

/s/ Gary M. Holloway, Sr.
Gary M. Holloway, Sr.

/s/ Joseph M. Coyle
Joseph M. Coyle

/s/ Bruce F. Robinson
Bruce F. Robinson

/s/ Denise Hubley
Denise Hubley

/s/ Robert DiGiuseppe
Robert DiGiuseppe

ACQUIROR:

GMH Communities Property, LP

By:	GMH Communities GP Trust, its general partner

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Secretary

EXHIBIT A

Contributor’s LP Interest

Gary M. Holloway, Sr.	6.9435%

Bruce F. Robinson	0.522%

Joseph M. Coyle	0.225%

Robert DiGiuseppe	0.072%

Denise Hubley	0.0297%

EXHIBIT B

[Legal Description of Property]